UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
__________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 31, 2006
__________________________

INTEGRATED HEALTHCARE HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

__________________________

Nevada	0-23511	87-0412182
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 North Tustin Avenue
Santa Ana, California 92705
(Address of Principal Executive Offices) (Zip Code)

(714) 953-3503
(Registrant’s telephone number,
including area code)

(Former Name or Former Address, if Changed Since Last Report)
__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On May 31, 2006, Integrated Healthcare Holdings, Inc. (the “Company”) participated in a hearing with the Nasdaq Listing Qualifications Panel (the “Panel”) regarding a delinquency notice received from the OTC Bulletin Board (the “OTCBB”) due to the Company’s failure to file its Annual Report on Form 10-K for the year ended December 31, 2005. At the hearing, the Panel determined that the Company’s securities were not eligible for continued quotation on the OTCBB. Effective on or about June 6, 2006, OTCBB deleted all quotations of the Company’s securities.

As previously disclosed, the Company anticipates filing its 2005 Annual Report on Form 10-K with the Securities and Exchange Commission in June 2006, once its auditors have completed their audit report for the 2005 fiscal year. The Company will file its Form 10-Q for the first quarter of 2006 shortly thereafter.

Once the Company is current in its periodic reports, it intends to cause its market makers to apply to have its securities quoted again on the OTCBB.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED HEALTHCARE HOLDINGS, INC.

Date: June 6, 2006	By:	/s/ Bruce Mogel
Bruce Mogel
Chief Executive Officer